CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information and to the use of our report dated December 17, 2004 on the financial statements and financial highlights of the American Beacon Mid-Cap Value Fund as of and for the year ended October 31, 2004 in the Post-Effective Amendment Numbers 57 and 58 to the Registration Statement (Form N-1A No. 33-11387 and 811-4984) of the American Beacon Funds.


                                               /s/ ERNST & YOUNG LLP
                                               ------------------------
                                               ERNST & YOUNG LLP

Chicago, Illinois
November 28, 2005